Exhibit 10.6

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

SONIC AUSPICE DC LLC

The limited liability company units represented by this limited liability company agreement have not been registered with the securities and exchange commission under the securities act of 1933, as amended, or under the securities acts or laws of any state in reliance upon exemptions under those acts. The sale or other disposition of such units is restricted as stated in this limited liability company agreement, and in any event is prohibited unless the Company receives an opinion of counsel satisfactory to it and its counsel that such sale or other disposition can be made without registration under the securities act of 1933, as amended, and any applicable state securities acts and laws. by acquiring the units represented by this limited liability company agreement, each member represents that it will not sell or otherwise dispose of its units without compliance with the provisions of this limited liability company agreement and registration or other compliance with the aforesaid acts and the rules and regulations issued thereunder.

Second Amended and Restated Limited Liability Company Agreement

Of

SONIC AUSPICE DC LLC

A Delaware Limited Liability Company

This Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Sonic Auspice DC LLC (the “Company”) is made as of December 8, 2023 (the “Effective Date”) by and among the Company and the Members whose names and addresses are set forth on the signature pages hereto.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 30, 2023 (the “Certificate of Formation”);

WHEREAS, the Company is currently governed by that certain First Amended and Restated Limited Liability Company Agreement of the Company dated as of December 7, 2023 by and among the Company, [ ] (the “[ ] Member”) and Bit Origin Ltd. (the “BTOG Member”) (such agreement, the “Prior Operating Agreement”).

WHEREAS, the Company, the Manager, and the Members signatory hereto now desire to amend and restate the Prior Operating Agreement of the Company and continue the Company as a Delaware limited liability company in accordance with the terms of this Agreement.

WHEREAS, on the Effective Date, the [ ] Member entered into certain transactions with the BTOG Member pursuant to which the [ ] Member agreed to fund a $6,740,000 senior secured convertible term loan to the BTOG Member (the “Tranche A Loan”);

WHEREAS, the Company and its Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
Definitions

Section 1.01          Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)            crediting to such Capital Account any amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i); and

(b)            debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to the Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (i) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect owners of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years, and (ii) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“[ ] Member” has the meaning set forth in the Recitals.

“BBA” means the Bipartisan Budget Act of 2015.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Manager in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a)            the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b)            immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c)            the Book Value of all Company assets may, in the sole discretion of the Manager, be adjusted to equal their respective gross Fair Market Values, as determined by the Manager, as of the following times:

(i)            the acquisition of any additional Units in the Company by a new or existing Member in consideration for more than a de minimis Capital Contribution;

(ii)           the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Units; and

(iii)          the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(d)            the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)            if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“BTOG Member” has the meaning set forth in the Recitals.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Call Closing” has the meaning set forth in Section 9.05.

“Call Interest” has the meaning set forth in Section 9.05(a).

“Call Right” has the meaning set forth in Section 9.05(a).

“Call Seller” has the meaning set forth in Section 9.05(a).

“Capital Account” has the meaning set forth in Section 3.03.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Capital Value” means, for any holder of Common Units at any time, the sum of the Capital Contributions attributable in respect of the acquisition of such holder’s Common Units as set forth on Schedule A.

“Common Member” means a Member that holds Common Units.

“Common Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Common Units” in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Interest Rate” has the meaning set forth in Section 7.04(c).

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Company” for the term “partnership” as the context requires.

“Covered Person” has the meaning set forth in Section 10.01(c).

“Data Center” has the meaning set forth in Section 2.04(a).

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member’s capacity as a service provider for, or employee of, the Company. “Distribute” when used as a verb shall have a correlative meaning.

“Drag-along Member” has the meaning set forth in Section 9.04(a).

“Drag-along Notice” has the meaning set forth in Section 9.04(c).

“Drag-along Sale” has the meaning set forth in Section 9.04(a).

“Dragging Member” has the meaning set forth in Section 9.04(a).

“Effective Date” has the meaning set forth in the Preamble.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Manager. In making such estimate, the Manager shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as the Manager reasonably determines are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.03(c).

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Manager based on such factors as the Manager, in the exercise of its reasonable business judgment, considers relevant.

“Family Member” has the meaning set forth in Section 9.02(b).

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Independent Third Party” means, with respect to any Person, any Person who is not an Affiliate of such Person.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Liquidator” has the meaning set forth in Section 12.03(a).

“Losses” has the meaning set forth in Section 10.01(a).

“Manager” means (a) each Person identified as of the date hereof as a Manager in Section 8.02 and (b) each Person who is hereafter elected as a Manager in accordance with Section 8.02. The Manager need not be a Member of the Company, a resident of the State of Delaware or an individual.

“Managers Schedule” has the meaning set forth in Section 8.02(c).

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

“Member” means (a) each Member signatory hereto; and (b) each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Members Schedule” has the meaning set forth in Section 4.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type, class, or series of Unit or Units held by such Member), as applicable, to (a) such Member’s distributive share of Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Company; (b) such Member’s distributive share of the assets of the Company; (c) vote on, consent to, or otherwise participate in any decision of the Members as provided in this Agreement; and (d) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Misallocated Item” has the meaning set forth in Section 6.05.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a)            any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b)            any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(I) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c)            any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d)            any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

(e)            if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f)            to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“Offered Interests” has the meaning set forth in Section 9.03(a).

“Offering Member” has the meaning set forth in Section 9.03(a).

“Offering Member Notice” has the meaning set forth in Section 9.03(b).

“Officers” has the meaning set forth in Section 8.03(c).

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 9.02. “Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Per Unit Price” means, at any time, the quotient of (x) the amount of the Capital Contribution set forth opposite a Member’s name on the Members Schedule divided by (y) the total number of Units owned by such Member as set forth on the Members Schedule.

“Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Preferred Units” in this Agreement.

“Purchasing Member” has the meaning set forth in Section 9.03(c).

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (a) a quarter (1/4) in the case of the first calendar quarter of the Fiscal Year, half (1/2) in the case of the second calendar quarter of the Fiscal Year, three-quarters (3/4) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

“Regulatory Allocations” has the meaning set forth in Section 6.02(d).

“Related Party Agreement” means any agreement, arrangement or understanding between the Company and any Member or any Affiliate of a Member or any Officer or employee of the Company, as such agreement may be amended, modified, supplemented or restated in accordance with the terms of this Agreement.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Revised Partnership Audit Rules” has the meaning set forth in Section 11.04(c).

“ROFR Notice Period” has the meaning set forth in Section 9.03(c).

“ROFR Offer Notice” has the meaning set forth in Section 9.03(c).

“ROFR Rightholder” has the meaning set forth in Section 9.03(a).

“Secretary of State” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933.

“Shortfall Amount” has the meaning set forth in Section 7.03(b).

“Spousal Consent” has the meaning set forth in Section 13.14.

“Spouse” means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Member.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tax Advance” has the meaning set forth in Section 7.03(a).

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Membership Interest.

“Tax Matters Representative” has the meaning set forth in Section 11.04(a).

“Tax Rate” of a Member, for any period, means the highest marginal combined federal, state and local tax rate applicable to an individual residing in New York, New York, taking into account (a) the character (for example, long-term or short-term capital gain, ordinary or exempt) of the applicable income and (b) if applicable, the deduction under IRC Section 199A.

“Taxing Authority” has the meaning set forth in Section 7.04(b).

“Tranche A Loan” has the meaning set forth in the Recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unallocated Item” has the meaning set forth in Section 6.05.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types, classes, and series of Units, including the Preferred Units and the Common Units; provided, that any type, class, or series of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement with respect to such type, class, or series of Unit and the Membership Interests represented by such type, class, or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Withholding Advances” has the meaning set forth in Section 7.04(b).

Section 1.02          Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and gender-neutral forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II
Organization

Section 2.01          Name. The name of the Company is “Sonic Auspice DC LLC”.

Section 2.02          Principal Office. The principal office of the Company is located at the principal offices of the Manager, or such other place as may from time to time be determined by the Manager. The Manager shall give prompt notice of any such change to each of the Members.

Section 2.03          Registered Office; Registered Agent. The registered office of the Company and the registered agent for service of process on the Company in the State of Delaware shall be the office and Person named in the Certificate of Formation or such other office (which need not be a place of business of the Company) or Person as the Manager may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

Section 2.04          Purpose; Powers.

(a)            The purposes of the Company are to build, own and operate a 25 megawatt data center located at 9010 Venture Dr, Cheyenne, WY 82007 (the “Data Center”), for use by the Manager and its tenants in their cryptomining activities and to engage in any and all activities the Manager considers to be necessary or appropriate in connection with the purpose set forth above or incidental thereto.

(b)            The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

Section 2.05          Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III
Capital Contributions; Capital Accounts

Section 3.01          Initial Capital Contributions. Contemporaneously with the execution of this Agreement, each Member signatory hereto owning Preferred Units or Common Units has made an initial Capital Contribution giving rise to such Member’s initial Capital Account and is deemed to own the number and class of Units, in each case in the amounts set forth opposite such Member’s name on the Member Schedule. The Manager shall maintain and update the Members Schedule upon the Transfer of any Units to any new or existing Member in accordance with this Agreement.

Section 3.02          Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions or lend any funds to the Company.

Section 3.03          Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 3.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a)            Each Member’s Capital Account shall be increased by the amount of:

(i)            such Member’s Capital Contributions, including such Member’s initial Capital Contribution and any additional Capital Contributions;

(ii)           any Net Income or other item of income or gain allocated to such Member pursuant to ARTICLE VI; and

(iii)          any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b)            Each Member’s Capital Account shall be decreased by:

(i)            the cash amount or Book Value of any property Distributed to such Member pursuant to ARTICLE VII and Section 12.03(c);

(ii)           the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to ARTICLE VI; and

(iii)          the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

Section 3.04          Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.03(a), shall receive allocations and Distributions pursuant to ARTICLE VI, ARTICLE VII and ARTICLE XII in respect of such Units.

Section 3.05          Negative Capital Accounts. In the event that any Member shall have a deficit balance in its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation of the Company, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 3.06          No Withdrawals from Capital Accounts. No Member shall be entitled to withdraw any part of its Capital Account or to receive any Distribution from the Company, except as otherwise provided in this Agreement. No Member shall receive any interest, salary, management or service fees or drawing with respect to such Member’s Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. Except as otherwise provided in this Agreement, the Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

Section 3.07          Loans From Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 3.03(a)(iii), if applicable.

Section 3.08          Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Manager may authorize such modifications without the consent any Member.

ARTICLE IV
Units

Section 4.01          Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes, or series. Each type, class, or series of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Manager shall maintain a schedule of all Members, their respective mailing addresses, and the amount and type, class, or series of Units held by them (the “Members Schedule”), and shall update the Members Schedule upon the issuance or Transfer of any Units in accordance with this Agreement. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A.

Section 4.02          Authorization and Issuance of Preferred Units. The Company is hereby authorized to issue up to 85 Units designated as Preferred Units. As of the date hereof, 75 Preferred Units are issued and outstanding to the Preferred Members in the amounts set forth on the Members Schedule opposite each such Preferred Member’s name.

Section 4.03          Authorization and Issuance of Common Units. The Company is hereby authorized to issue up to 25 Units designated as Common Units. As of the date hereof, 25 Common Units are issued and outstanding to the Common Members in the amounts set forth on the Members Schedule opposite each such Common Member’s name.

Section 4.04          Other Issuances. The Company is not authorized to authorize and issue or sell to any Person, any of the following (collectively, “New Interests”): (a) any new type, class, or series of Units not otherwise authorized in this Agreement, including Units designated as classes or series of the Preferred Units or Common Units with different rights, privileges, or preferences; and (b) Unit Equivalents.

Section 4.05          Certification of Units.

(a)            The Manager may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b)            If the Manager shall issue certificates representing Units in accordance with Section 4.05(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Membership Interests shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACTS OR LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF SUCH UNITS IS RESTRICTED AS STATED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS.

ARTICLE V
Members

Section 5.01          Admission of New Members.

(a)            New Members may be admitted from time to time in connection with a Transfer of Units, subject to compliance with the provisions of ARTICLE IX, and following compliance with the provisions of Section 5.01(b).

(b)            In order for any Person not already a Member of the Company to be admitted as a Member, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement and, if such Person is an individual who has a Spouse, an executed written undertaking substantially in the form of the Spousal Consent. Upon the amendment of the Members Schedule by the Manager and the satisfaction of any other applicable conditions, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company. The Manager shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 3.03.

Section 5.02          Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to ARTICLE IX, represents and warrants to the Company and acknowledges that:

(a)            The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)            Such Member (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and (ii) agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units;

(c)            Such Member’s Units are being acquired for such Member’s own account solely for investment and not with a view to resale or distribution thereof;

(d)            Such Member has been advised to obtain independent counsel to advise them individually in connection with the drafting, preparation, negotiation, and/or review of this Agreement and, if applicable, the Joinder Agreement. Such Member has conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and any Company Subsidiaries and such Member acknowledges having been provided adequate access to the personnel, properties, premises, and records of the Company and any Company Subsidiaries for such purpose;

(e)            The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and any Company Subsidiaries that may have been made or given by any other Member or the Company or by any of their Affiliates or Representatives;

(f)             Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)            Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h)            The execution, delivery, and performance of this Agreement or the Joinder Agreement by such Member (i) if it is an entity, have been duly authorized by all requisite entity action on the part of such Member and do not require such Member to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Member; (B) if such Member is an entity, its governing documents; or (C) any agreement or instrument to which such Member is a party or by which such Member is bound; and

(i)             This Agreement is valid, binding, and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(j)             Neither the issuance of any Units to such Member nor any provision contained herein will entitle such Member to remain in the employment of or other service to the Company or affect the right of the Company to terminate such Member’s employment or other service at any time for any reason, other than as otherwise expressly provided herein or in such Member’s employment, service, or other similar agreement with the Company or Company Subsidiary, if applicable.

Section 5.03          No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

Section 5.04          No Withdrawal. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member. A Member shall not cease to be a Member as a result of the bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act.

Section 5.05          Death. The death of any Member shall not cause the dissolution of the Company. In such event, the Company and its business shall be continued by the remaining Member or Members and Units owned by the deceased Member shall automatically be Transferred to such Member’s Permitted Transferees, provided, that within a reasonable time after such Transfer, the applicable Permitted Transferees shall sign a written undertaking substantially in the form of the Joinder Agreement.

Section 5.06          Voting. Except as otherwise provided by this Agreement (including ARTICLE VIII and Section 13.07) or as otherwise required by the Delaware Act or Applicable Law each Member shall be entitled to one vote per Unit on all matters upon which the Members have the right to vote under this Agreement with Preferred Units and Common Units voting together as a single class.

Section 5.07          Actions Requiring Approval of Members. Without the written approval of Members holding at least 80% of the outstanding Units, the Company shall not, and shall not enter into any commitment to:

(a)            Amend, modify or waive the Certificate of Formation or this Agreement; provided that the Manager may, without the consent of the Members, amend the Members Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement;

(b)            Issue additional Units;

(c)            Enter into, amend in any material respect, waive or terminate any Related Party Agreement other than the entry into a Related Party Agreement that is on an arm’s length basis and on terms no less favorable to the Company than those that could be obtained from an unaffiliated third party;

(d)            Enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) by the Company of any assets, other than sales or lease of inventory in the ordinary course of business consistent with past practice;

(e)            Merge, consolidate, dissolve, wind-up or liquidate the Company or initiate a bankruptcy proceeding involving the Company;

(f)             Amend any agreement set forth in Section 8.04;

(g)            Enter into any new hosting agreement; or

(h)            Incur expenses in excess of any Budget.

Section 5.08          Meetings of Members.

(a)            Meetings of the Members may be called by (i) the Manager or (ii) by a Member or group of Members holding at least 25% of the Units.

(b)            Written notice stating the place, date and time of the meeting and describing the purposes for which the meeting is called, shall be delivered not fewer than 5 days before the date of the meeting to each Member, by or at the direction of the Manager or the Member(s) calling the meeting, as the case may be. The Members may hold meetings at the Company’s principal office or at such other place as the Manager or the Member(s) calling the meeting may designate in the notice for such meeting.

(c)            The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Members; provided, that the appropriate Members shall have been notified of the meeting in accordance with Section 5.08(b). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.09          Quorum. A quorum of any meeting of the Members shall require the presence of the Members holding at least 80% of the outstanding Units. No action at any meeting may be taken by the Members unless the appropriate quorum is present. Except as otherwise set forth in this Agreement, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the outstanding Units or such other percentage of the outstanding Units as specified in this Agreement.

Section 5.10          Action Without Meeting. Notwithstanding the provisions of this Article 2, any matter that is to be voted on, consented to, or approved by Members may be taken without a meeting, without prior notice, and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which each Member entitled to vote on the action is present and votes on the matter. A record shall be maintained by the Manager of each such action taken by written consent of a Member or Members.

Section 5.11          No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 5.12          Other Activities; Business Opportunities. Nothing contained in this Agreement shall prevent any Member or any of its Affiliates from engaging in any other activities or businesses, regardless of whether those activities or businesses are similar to or competitive with the Business. None of the Members nor any of their Affiliates shall be obligated to account to the Company or to the other Member for any profits or income earned or derived from other such activities or businesses. None of the Members nor any of their Affiliates shall be obligated to inform the Company or the other Member of any business opportunity of any type or description.

ARTICLE VI
Allocations

Section 6.01          Allocation of Net Income and Net Loss.

(a)            Until the earlier to occur of the full repayment or conversion of the Tranche A Loan or the 3-year anniversary of the Effective Date of this Agreement, for each Fiscal Year (or portion thereof), and except as otherwise provided in this Agreement (including under Section 6.02), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated only to Members holding Preferred Units, ratably according to the number of Preferred Units held by each such Member.

(b)            Following the earlier to occur of the full repayment or conversion of the Tranche A Loan or expiration of the term of the Tranche A Loan, for each Fiscal Year (or portion thereof), and except as otherwise provided in this Agreement (including under Section 6.02), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated to the Members, ratably according to the number of Units held by each Member.

Section 6.02          Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a)            If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02 is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)            Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)            In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 6.02(c) is intended to comply with the “qualified income offset” requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)            The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this ARTICLE VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 6.03          Tax Allocations.

(a)            Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses, and deductions of the Company shall be allocated, for federal, state, and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses, and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)            Items of Company taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c)            If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)            Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)            The Company shall make allocations pursuant to this Section 6.03 in accordance with the traditional method in accordance with Treasury Regulations Section 1.704-3(d).

(f)             Allocations pursuant to this Section 6.03 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions, or other items pursuant to any provisions of this Agreement.

Section 6.04          Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of ARTICLE IX, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05          Curative Allocations. In the event that the Board determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, or deduction is not specified in this ARTICLE VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss, or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Manager may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts Distributable to any Member, including the amounts to be Distributed upon the complete liquidation of the Company.

ARTICLE VII
Distributions

Section 7.01          General.

(a)            Subject to Section 5.07, Section 7.02, Section 7.03 and Section 7.04(a), and except as otherwise expressly provided in ARTICLE XII, the Manager shall make Distributions of cash to a Member as soon as possible after income is allocated to such Member, but in no event later than the 30th day after the end of each calendar quarter; provided that the Manager shall have sole discretion to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of up to $100,000, or payment to third parties of, such funds, in accordance with the provisions of this Agreement, with respect to the reasonable business needs of the Company (which needs may include, subject to the provisions of this Agreement, the payment or the making of provision for the payment when due of the Company’s obligations, including present and anticipated debts and obligations, capital needs and expenses, and reasonable reserves for contingencies of up to $100,000).

(b)            Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate Section 18-607 of the Delaware Act or other Applicable Law.

Section 7.02          Priority of Distributions.

(a)            After making all Distributions required for a given Fiscal Quarter under Section 7.02(c) (giving effect to Section 7.03(d)), and subject to the priority of Distributions pursuant to Section 12.03(c), if applicable, and the limitation under Section 7.02(b), all Distributions determined to be made by the Manager shall be made to the Members in proportion to the number of Units held by each Member.

(b)            No distribution may be made with respect to a Common Unit if:

(i)            the distribution would create or increase (or could foreseeably lead to the creation or increase of) a deficit balance in the Capital Account associated with the Common Unit;

(ii)           the distribution would create or increase (or could foreseeably lead to the creation or increase of) an Adjusted Capital Account Deficit of a Member holding a Common Unit;

(iii)          the cumulative distributions (including the contemplated distribution) with respect to such Common Unit would exceed the sum of the cumulative net income previously allocated to such Common Unit and the Capital Contributions made with respect to such Common Unit; or

(iv)          neither the full repayment or conversion of the Tranche A Loan nor the expiration of the term of the Tranche A Loan has occurred.

It is the intent of the Members that all distributions with respect to a Common Unit come exclusively from net profits earned by the Company after the issuance of the Common Unit, and this Section 7.02(b) is intended in part to prevent distributions with respect to Common Units from inadvertently coming from Capital Contributions made with respect to Preferred Units.

(c)            Any distribution that could be made but for the limitation at Section 7.02(b) shall be made to Members holding Preferred Units in proportion to the number of Preferred Units held by them.

Section 7.03          Tax Advances.

(a)            Subject to the Manager’s sole discretion to retain any amounts necessary to satisfy the Company’s then current obligations, at least 5 Business Days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).

(b)            If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.03(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member’s Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the seventy-fifth (75th) day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.02(c), the Board may apply such Distributions to reduce any Shortfall Amount.

(c)            If the aggregate Tax Advances made to any Member pursuant to this Section 7.02(c) for any Fiscal Year exceed such Member’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.02(c), except to the extent taken into account as an advance pursuant to Section 7.03(d).

(d)            Any Distributions made to a Member pursuant to this Section 7.02(c) shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.

Section 7.04          Tax Withholding; Withholding Advances.

(a)            If requested by the Manager, each Member shall, if able to do so, deliver to the Manager:

(i)            an affidavit in form satisfactory to the Manager that such Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign, or other Applicable Law;

(ii)           any certificate that the Manager may reasonably request with respect to any such laws; and/or

(iii)          any other form or instrument reasonably requested by the Manager relating to such Member’s status under such law.

If a Member fails or is unable to deliver to the Manager the affidavit described in Section 7.04(a)(i), the Board may withhold amounts from such Member in accordance with Section 7.04(b).

(b)            The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Board based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local, or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member (including payments made pursuant to Code Section 6225 and allocable to a Member as determined by the Board) and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.04(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement and, at the option of the Manager, shall be charged against the Member’s Capital Account.

(c)            Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum (the “Company Interest Rate”):

(i)            be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member’s Capital Account if the Manager shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii)           with the consent of the Manager, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Manager shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)            Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest, or penalties which may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.04, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)            Neither the Company nor any Manager shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

Section 7.05          Distributions in Kind.

(a)            The Manager is not authorized to make Distributions in the form of securities or other property held by the Company without the consent of holders of at least 80% of the outstanding Units voting together as a single class; and provided, that, Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b)            Any Distribution of securities shall be subject to such conditions and restrictions as the Manager determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Manager may require that the Members execute and deliver such documents as the Manager may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

ARTICLE VIII
Management

Section 8.01          Management of the Company. Except for matters which require Member consent as set forth in this Agreement, the business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Manager. Subject to the provisions of Section 5.07, the Manager shall have, and are hereby granted, full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as they may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company.

Section 8.02          Number, Election, and Term of Manager.

(a)            There shall be one Manager, who shall initially be the BTOG Manager.

(b)            A new Manager may be appointed, from time-to-time by the affirmative vote of Members holding at least 80% of the outstanding Units. Each Manager, including each of the initial Manager named in this Agreement, shall serve for a term ending at the next meeting of Members called for the purpose of electing Manager, or until the Manager’s earlier, death, resignation or removal.

(c)            The Manager shall maintain a schedule of all Managers with their respective mailing addresses (the “Managers Schedule”), and shall update the Managers Schedule upon the removal or replacement of any Manager in accordance with this Section 8.02 or Section 8.03. A copy of the Managers Schedule as of the execution of this Agreement is attached hereto as Schedule B.

Section 8.03          Removal; Resignation; Vacancies.

(a)            Members holding at least 80% of the outstanding Units may remove a Manager, with or without cause.

(b)            A Manager may resign at any time by delivering a written resignation to the Company. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The acceptance of a resignation by the other Manager shall not be necessary to make it effective.

(c)            The resignation or removal of a Manager who is also a Member shall not constitute a withdrawal or expulsion of the Manager as a Member of the Company or otherwise affect the Manager’s rights as a Member. If a Manager resigns or is removed, a meeting of Members to elect a successor must be called promptly and held as soon as reasonably possible.

Section 8.04          Replacement of the Manager for Cause. Notwithstanding anything set forth in Section 8.02 or Section 8.03, upon the occurrence of any Manager Removal Right Event (as defined below), for the remainder of the term of this Agreement, the [ ] Member shall have the right, in its sole discretion, to remove the Manager and appoint a new Manager. “Manager Removal Right Event” means:

(a)            A disruption or limitation of the operations of the Company during, in connection with or resulting from an investigation by a Governmental Authority

(b)            A breach or termination of an energy supply agreement to be entered into by the Company and an energy supply company (the “Energy Supply Agreement”) by any party thereto;

(c)            A breach or termination of an Operation and Maintenance Service Framework Agreement or other hosting agreement to be entered into by the Company and Bitmain Technologies Georgia Limited (the “Bitmain Agreement”) by any party thereto.

(d)            A Lease Agreement for the property on which the Data Center is to be located at a monthly rate of $20,000, which lease payments begin after the Data Center is energized above 20% of the total 25MW capacity, to be entered into by and between the Company and [ ] (the “Lease” and, together with the Energy Supply Agreement and the Bitmain Agreement, the “Key Agreements”) by any party thereto;

(e)            Failure to enter into any of the Key Agreements by March 31, 2024; or

(f)             A disruption or limitation of the operations of the Company resulting from negligence of the Manager.

Section 8.05          Officers. The Manager may appoint individuals as officers of the Company (the “Officers”) as they deem necessary or desirable to carry on the business of the Company and the Manager may delegate to such Officers such power and authority as the Manager deems advisable. No Officer need be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until a successor is designated by the Manager or until the Officer’s earlier death, resignation or removal. Any Officer may resign at any time on written notice to the Manager. Any Officer may be removed by the Manager with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Manager.

Section 8.06          Other Activities of Managers; Business Opportunities. The Manager shall devote so much time and attention to the business of the Company as they deem appropriate in their sole discretion. Nothing contained in this Agreement shall prevent any Manager from engaging in any other activities or businesses, regardless of whether those activities or businesses are similar to or competitive with the Company. None of the Managers shall be obligated to account to the Company or to the Members for any profits or income earned or derived from other such activities or businesses. None of the Managers shall be obligated to inform the Company or the Members of any business opportunity of any type or description.

Section 8.07          Compensation and Reimbursement of Managers; No Employment.

(a)            After the Data Center is energized and hosting operating cryptomining equipment, the Company will pay a fee each calendar quarter to the Manager equal to the product of (i) $0.002 multiplied by (ii) the number of kilowatts consumed by cryptomining servers during the applicable quarter; provided, however, that no such fee will be paid for any quarter unless aggregate Distributions to the Members pursuant to ARTICLE VII are at least $300,000 for such quarter.

(b)            The Company shall reimburse the Manager for all ordinary, necessary and direct expenses incurred by the Manager in performance of its duties as Manager. Nothing contained in this Section 8.07 shall be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation for such services.

(c)            This Agreement does not, and is not intended to, confer upon the Manager any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Manager.

(d)            To the extent that the Company is sharing services, equipment, overhead or other expenses with a Manager as part of its management of data centers not owned by the Company, such expenses will be shared pro rata between the entities sharing such expenses and in no event will the Company be required to pay expenses for more than its share of such expenses or on terms less favorable to the Company than those that could be obtained from an unaffiliated third party.

Section 8.08          No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Manager.

ARTICLE IX
TRANSFER

Section 9.01          General Restrictions on Transfer.

(a)            Except as permitted pursuant to Section 9.02 or in accordance with the procedures set forth in Section 9.03 or Section 9.04, no Member shall Transfer all or any portion of its Units. No Transfer of Units to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 5.01(b) hereof.

(b)            Notwithstanding any other provision of this Agreement (including Section 9.02), each Member agrees that it will not Transfer all or any portion of its Units, and the Company agrees that it shall not issue any new Units:

(i)            except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii)           if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);

(iii)          if such Transfer or issuance would affect the Company’s existence or qualification as a limited liability company under the Delaware Act;

(iv)          if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v)           if such Transfer or issuance would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(vi)          if such Transfer or issuance would cause the assets of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

(c)            Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Units for all purposes of this Agreement.

(d)            For the avoidance of doubt, any Transfer of Units permitted by this Agreement shall be deemed a sale, transfer, assignment or other disposal of such Units in their entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment or other disposal of less than all of the rights and benefits such Units unless otherwise explicitly agreed to by the parties to such Transfer.

Section 9.02          Permitted Transfers. The provisions of Section 9.01(a), Section 9.03 and Section 9.04 shall not apply to any Transfer by any Member of all or any portion of its Units to any of the following:

(a)            Any Affiliate of such Member; or

(b)            With respect to any Member that is a natural Person, (i) such Member’s Spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the Spouses of each such natural persons (collectively, “Family Members”); (ii) a trust under which the distribution of Units may be made only to such Member and/or any Family Member of such Member; (iii) a charitable remainder trust, the income from which will be paid to such Member during their life; (iv) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member and/or Family Members of such Member; or (v) by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees or beneficiaries.

(c)            Any Transferee pursuant to Section 9.05.

Section 9.03          Right of First Refusal.

(a)            Right of First Refusal. Subject to the terms and conditions specified in this Section 9.03, each Member shall have a right of first refusal if any other Member (the “Offering Member”), receives an offer from an Independent Third Party, other than an offer by an Independent Third Party to purchase the BTOG Member’s Units pursuant to Section 9.05 for which only the [ ] Member shall have a right of first refusal hereunder, that the Offering Member desires to accept to Transfer all or any portion of the Units owned by the Offering Member (the “Offered Interests”). Each time the Offering Member receives an offer for all or any portion of its Units, the Offering Member shall first make an offering of the Offered Interests to the other Members who have a right of first refusal (the “ROFR Rightholders”) in accordance with the following provisions of this Section 9.03 prior to Transferring such Offered Interests to the Independent Third Party (other than Transfers that (i) are permitted by Section 9.02, (ii) are proposed to be made by a Dragging Member or required to be made by a Drag-along Member pursuant to Section 9.04 or (iii) with respect to Members other than the [ ] Member, Transfers pursuant to Section 9.05). Notwithstanding the foregoing, the [ ] Member’s rights as a ROFR Rightholder with respect to Offered Interests pursuant to Section 9.05 shall be governed by Section 9.05 unless otherwise specified in Section 9.05.

(b)            Offer Notice.

(i)            The Offering Member shall, within ten Business Days of receipt of the offer from the Independent Third Party, give written notice (the “Offering Member Notice”) to the Company and the ROFR Rightholders stating that it has received a bona fide offer from an Independent Third Party and specifying: (A) the amount of Offered Interests to be Transferred by the Offering Member; (B) the name of the Person who has offered to purchase such Offered Interests; (C) the purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (D) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 days from the date of the Offering Member Notice.

(ii)           The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Interests to the ROFR Rightholders, which offer shall be irrevocable until the end of the ROFR Notice Period (as hereinafter defined).

(iii)          By delivering the Offering Member Notice, the Offering Member represents and warrants to the Company and each ROFR Rightholder that: (a) the Offering Member has full right, title and interest in and to the Offered Interests; (b) the Offering Member has all the necessary power and authority and has taken all necessary action to sell such Offered Interests as contemplated by this Section 9.03; and (c) the Offered Interests are free and clear of any and all Liens or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement.

(c)            Exercise of the Rights of First Refusal.

(i)            Upon receipt of the Offering Member Notice, each ROFR Rightholder shall have 10 Business Days (the “ROFR Notice Period”) to elect to purchase all (but not less than all) of the Offered Interests by delivering a written notice (a “ROFR Offer Notice”) to the Offering Member and the Company stating that it offers to purchase such Offered Interests on the terms specified in the Offering Member Notice. Any ROFR Offer Notice shall be binding upon delivery and irrevocable by the applicable ROFR Rightholder. If more than one ROFR Rightholder delivers a ROFR Offer Notice, each such ROFR Rightholder (the “Purchasing Member”) shall be allocated its pro rata share (based on its percentage of Units, including Preferred Units and Common Units as a single class, in the Company) of the Offered Interests, unless otherwise agreed by such Members.

(ii)           Each ROFR Rightholder who does not deliver a ROFR Offer Notice during the ROFR Notice Period shall be deemed to have waived all of such ROFR Rightholder’s rights to purchase the Offered Interests under this Section 9.03, and the Offering Member shall thereafter, subject to the rights of any Purchasing Member, be free to sell the Offered Interests to the Independent Third Party in the Offering Member Notice without any further obligation to such ROFR Rightholder pursuant to this Section 9.03.

(d)            Consummation of Sale. If no ROFR Rightholder delivers a ROFR Notice in accordance with Section 9.03(c), then, to the extent applicable, the Offering Member may, during the 60-day period immediately following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required approvals or consents from any Governmental Authority), Transfer all of the Offered Interests to the Independent Third Party on terms and conditions no more favorable to the Independent Third Party than those set forth in the Offering Member Notice. If the Offering Member does not Transfer the Offered Interests within such period, the rights provided hereunder shall be deemed to be revived and the Offered Interests shall not be Transferred to the Independent Third Party unless the Offering Member sends a new Offering Member Notice in accordance with, and otherwise complies with, this Section 9.03(d).

(e)            Cooperation. Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 9.03(d) including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f)            Closing. At the closing of any sale and purchase pursuant to this Section 9.03(d), the Offering Member shall deliver to the Purchasing Member(s) a certificate or certificates representing the Offered Interests to be sold (if any), accompanied by evidence of Transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such Purchasing Member(s) by certified or official bank check of by wire transfer of immediately available funds.

Section 9.04          Drag-along Rights.

(a)            Participation. If one or more Members (together with their respective Permitted Transferees) holding no less than 80% of the then outstanding Units (such Member or Members, the “Dragging Member”), proposes to Transfer, in one transaction or a series of related transactions, all of the Units owned by the Dragging Member (a “Drag-along Sale”), the Dragging Member shall have the right, after delivering the Drag-along Notice in accordance with Section 9.04(c) and subject to compliance with Section 9.04(d), to require that each other Member (each, a “Drag-along Member”) participate in such sale in the manner set forth in Section 9.04(b).

(b)            Sale of Units. Subject to compliance with Section 9.04(d), each Drag-along Member shall sell in the Drag-along Sale all of the Units held by such Drag-along Member.

(c)            Sale Notice. The Dragging Member shall exercise its rights pursuant to this Section 9.04 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Member no more than 10 Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than 15 Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Members’ rights and obligations hereunder and shall describe in reasonable detail:

(i)            The name of the person or entity to whom such Units are proposed to be sold;

(ii)           The proposed date, time and location of the closing of the sale;

(iii)          The proposed amount of consideration for the Drag-along Sale and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv)          A copy of any form of agreement proposed to be executed in connection therewith.

(d)            Conditions of Sale. The obligations of the Drag-along Members in respect of a Drag-along Sale under this Section 9.04 are subject to the satisfaction of the following conditions:

(i)            The consideration to be received by each Drag-along Member shall be the same form and amount of consideration to be received by the Dragging Member per percentage interest and the terms and conditions of such sale shall, except as otherwise provided in Section 9.04(d)(ii), be the same as those upon which the Dragging Member sells its Units;

(ii)           If the Dragging Member or any Drag-along Member is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Members; and

(iii)          Each Drag-along Member shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants, indemnities and agreements as the Dragging Member makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Dragging Member, the Drag-along Member shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Dragging Member and each Drag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Member and each Drag-along Member (other than any indemnification obligation pertaining specifically to the Dragging Member or a Drag-along Member, which obligation shall be the sole obligation of such Dragging Member or Drag-along Member), in each case in an amount not to exceed the aggregate proceeds received by the Dragging Member and each such Drag-along Member in connection with the Drag-along Sale.

(e)            Cooperation. Each Drag-along Member shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member, but subject to Section 9.04(d)(iii).

(f)            Expenses. The fees and expenses of the Dragging Member incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Members (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Drag-along Members), to the extent not paid or reimbursed by the Company or the Independent Third Party, shall be shared by the Dragging Member and all the Drag-along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Drag-along Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.

(g)            Consummation of Sale. The Dragging Member shall have 90 days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 90 -day period may be extended for a reasonable time not to exceed 120 days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Member has not completed the Drag-along Sale, the Dragging Member may not then exercise its rights under this Section 9.04 without again fully complying with the provisions of this Section 9.04.

Section 9.05          BTOG Member Unit Sales Upon BTOG Ownership Government Determination.

(a)            Government Interruption of Business. Notwithstanding any other provisions of this Agreement, if a Governmental Authority determines to limit or interrupt the Company’s operations as a result of the ownership of Units by the BTOG Member (a, “BTOG Ownership Government Determination”), and subject to the rights of the [ ] Member pursuant to Section 9.03 and Section 9.06 and the procedures set forth below in Section 9.05(a)(ii):

(i)            the BTOG Member shall have the right to sell all or a portion of its Units to an Approved Independent Third Party.

(ii)           The [ ] Member shall have the option and right (the “Call Right”), but not the obligation, to cause the BTOG Member to sell all or a portion of the Units owned by the BTOG Member (the “Call Interest”) not otherwise sold to an Independent Third Party in accordance with this Section 9.05 to the [ ] Member or a purchaser designated in writing by the [ ] Member for an aggregate purchase price equal to (x) the number of Units that make up the Call Interest multiplied by (y) the Per Unit Price determined by reference to the information provided for the Call Seller on the Members Schedule.

(b)            Notice Procedures.

(i)            The Manager shall provide written notice of a BTOG Ownership Government Determination to the [ ] Member no later than two (2) Business Days after such BTOG Ownership Government Determination.

(ii)           No later than sixty (60) days after a BTOG Member Government Determination, the BTOG Member may provide an Offering Member Notice to the [ ] Member in accordance with Section 9.03(b).

(iii)          The [ ] Member shall have the right to request additional information about the proposed purchaser named in such Offering Member Notice for the purpose of investigating whether any national security concerns may be raised by such purchaser’s proposed ownership of the Offered Units, provided that such requests will not be unreasonably delayed but may be ongoing as information is investigated and processed.

(iv)          Within two (2) weeks of receipt of all information requested pursuant to Section 9.05(b)(iii), the [ ] Member will notify the BTOG Member in writing (the “[ ] Member Rights Exercise Notice”):

(A)            of its election, if any, to exercise its right to purchase all (but not less than all) of the Offered Interests on the terms specified in the Offering Member Notice; provided, that, if the [ ] Purchaser does not elect to exercise such right in such notice, such right shall be waived;

(B)            if the [ ] Member does not elect to purchase the Offered Interests, of the [ ] Member’s consent to the admission of the proposed purchaser as a Member, or its lack of consent thereto specifying the national security concerns raised by its investigation that lead to such refusal to consent;

(C)            if the [ ] Member consents to the admission of the proposed purchaser as a Member, the election, if any, by the [ ] Member to sell its Units in accordance with Section 9.06; provided, however, that the [ ] Member’s sale of its Units will be limited to the extent necessary to allow the BTOG Member to sell any Units required to cause the BTOG Ownership Government Determination to be reversed; and

(D)            the exercise, if any, of the [ ] Member’s Call Right, if the [ ] Member has not consented to admission of the proposed purchaser as a Member or if a closing of a proposed Transfer included in an Offering Member Notice does not occur in accordance with Section 9.05(c)(i).

(v)           Any ROFR Offer Notice delivered pursuant to this Section 9.05 shall be binding upon delivery and irrevocable by the BTOG Member.

(vi)          At any time after a BTOG Ownership Government Determination, the [ ] Member, acting in its sole discretion, may deliver to the BTOG Member a written, unconditional, and irrevocable notice (the “Call Exercise Notice”) stating its election, if it receives no Offering Member Notice in accordance with Section 9.05(b)(ii) or if a closing of a proposed Transfer included in an Offering Member Notice does not occur in accordance with Section 9.05(c)(i), to purchase the Call Interest from the BTOG Member for an aggregate purchase price equal to (x) the number of Units that make up the Call Interest multiplied by (y) the Per Unit Price determined by reference to the information provided for the Call Seller on the Members Schedule.

(c)            Closing.

(i)            If in the [ ] Member Rights Exercise Notice the [ ] Member has not elected to exercise its rights to purchase the all of the Offered Interests and has consented to the admission of the proposed purchaser as a Member, the BTOG Member shall thereafter, subject to any right exercised by the [ ] Member to sell its own Units, be free to sell the Offered Interests to the Independent Third Party named in the Offering Member Notice without any further obligation to any other Member during the 60-day period immediately following the BTOG Members receipt of the the [ ] Member Rights Exercise Notice, Transfer all of the Offered Interests to the Independent Third Party on terms and conditions no more favorable to the Independent Third Party than those set forth in the Offering Member Notice. If the Offering Member does not Transfer the Offered Interests within such period, the Offered Interests shall not be Transferred to the Independent Third Party

(ii)           If in the [ ] Member has provided a Call Exercise Notice to the BTOG Member or included an exercise of its Call Right in the [ ] Member Rights Exercise Notice,

(A)            the closing of the purchase of the Call Interest pursuant to the Call Right (the “Call Closing”) shall take place no later than thirty (30) days following (I) the sixtieth (60th) calendar day following a BTOG Ownership Government Determination if the BTOG Member submitted no Offering Member Notice or no proposed purchaser included in any Offering Member Notice was approved for admission as a Member by the [ ] Member or (II) the last day on which a a Transfer of the Offered Interests to an Independent Third Party may close pursuant to Section 9.05(c)(i) Call Exercise Notice; provided that the [ ] Member shall give the BTOG Member at least ten (10) days written notice of the date of closing;

(B)            At the Call Closing (I) the Purchase Price shall be reduced by the amount of any unpaid principal and interest owed under the Tranche A Loan, if any, which shall constitute full satisfaction of the Tranche A Loan (the “Adjusted Purchase Price”), (II) the [ ] Member shall provide the Adjusted Purchase Price which may be in the form of a promissory note to be paid, at the [ ] Member’s option, over (x) 6 months paid quarterly with the first payment due on the three month anniversary of the making of such promissory note and no interest or (y) 24 months paid quarterly with the first payment due on the three month anniversary of the making of such promissory note with an interest rate of 12%, (III) the BTOG Member shall deliver to the [ ] Member a certificate or certificates (if any) representing the Call Interest to be sold, accompanied by an assignment of any certificate or certificates to the Member and (IV) the BTOG Member shall represent and warrant to the [ ] Member that (x) the BTOG Member has full right, title, and interest in and to the Call Interest, (y) the BTOG Member has all the necessary entity power and authority and has taken all necessary action to sell the Call Interest as contemplated by this Section 9.05, and (z) the Call Interest is free and clear of any and all Liens or other restrictions or limitations of any nature whatsoever, other than those arising as a result of or under the terms of this Agreement.

(d)            Cooperation. The BTOG Member and the [ ] Member, to the extent the [ ] Member is purchasing any BTOG Units or selling its own Units pursuant to this Section 9.05, shall take all actions as may be reasonably necessary to consummate the Transfers contemplated by this Section 9.05, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate to consummate such Transfers.

Section 9.06          Tag-along Rights.

(a)            Participation. Subject to the terms and conditions specified in Section 9.01, Section 9.02 and Section 9.03, if a Member (together with its Permitted Transferees) (the “Selling Member”) proposes to Transfer all or a portion of its Units to an Independent Third Party (a “Proposed Transferee”), the [ ] Member (the “Tag-along Member”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 9.06.

(b)            Application of Transfer Restrictions. The provisions of this Section 9.06 shall only apply to Transfers pursuant to Section 9.05 and other Transfers in which:

(i)            No ROFR Rightholder has exercised its right under Section 9.03 or Section 9.05 to purchase the Offered Interests; and

(ii)           The Dragging Member has elected to not exercise its drag-along right under Section 9.04; and

(c)            Sale Notice. Prior to the consummation of any Transfer of Units pursuant to Section 9.05 or qualifying under Section 9.06(b)(ii) and after satisfying its obligations pursuant to Section 9.03, the Selling Member shall deliver to the Company and the [ ] Member a written notice (a “Sale Notice”) of the proposed Tag-along Sale as soon as practicable following the expiration of the ROFR Rightholder Option Period, if applicable, and in no event later than five (5) days thereafter. The Sale Notice shall make reference to the Tag-along Members’ rights hereunder and shall describe in reasonable detail:

(i)            The aggregate percentage of Units the Proposed Transferee has offered to purchase;

(ii)           The identity of the Proposed Transferee;

(iii)          The proposed date, time and location of the closing of the Tag-along Sale;

(iv)          The purchase price and other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(v)           A copy of any form of agreement proposed to be executed in connection therewith.

(d)            Exercise of Tag-along Right.

(i)            The Selling Member and each Tag-along Member timely electing to participate in the Tag-along Sale pursuant to Section 9.06(d)(ii) shall have the right to Transfer in the Tag-along Sale the amount of Membership Interests, equal to the product of (x) the total percentage of Units that the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the percentage of Units then held by the [ ] Member, and (B) the denominator of which is equal to the total percentage of Units then held by the Selling Member and the Tag-along Member timely electing to participate in the Tag-along Sale pursuant to Section 9.06(d)(ii) (such amount, the “Tag-along Portion”).

(ii)           The Tag-along Member shall exercise its right to participate in a Tag-along Sale by delivering to the Selling Member a written notice (a “Tag-along Notice”) stating its election to do so and specifying the amount of Membership Interests (up to its Tag-along Portion) to be Transferred by it no later than ten (10) Business Days after receipt of the Sale Notice (the “Tag-along Period”); provided that any such election in in connection with a Transfer pursuant to Section 9.05 may be made in the [ ] Member Rights Exercise Notice or a Tag-along Notice.

(iii)          The offer of the Tag-along Member set forth in a Tag-along Notice or an [ ] Member Rights Exercise Notice shall be irrevocable, and, to the extent such offer is accepted, the Tag-along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 9.06 or Section 9.05(c)(i), as applicable.

(e)            Waiver. If the Tag-along Member does not deliver a Tag-along Notice or exercise make the same election in the [ ] member Rights Exercise, if applicable, the Tag-Along Member shall be deemed to have waived all of such Tag-along Member’s rights to participate in the Tag-along Sale, and the Selling Member shall (subject to any other requirements of Section 9.05, if applicable) thereafter be free to sell to the Proposed Transferee the Membership Interests identified in the Sale Notice at a price that is no greater than the price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Member than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-along Members.

(f)            Conditions of Sale.

(i)            Each Member participating in the Tag-along Sale shall receive the same consideration after deduction of such Member’s proportionate share of the related expenses in accordance with Section 9.06(h) below.

(ii)           The Tag-along Member shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Member makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Member, the Tag-along Member shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Member and each Tag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Member and the Tag-along Member (other than any indemnification obligation pertaining specifically to the Selling Member or the Tag-along Member, which obligation shall be the sole obligation of such Selling or Tag-along Member), in each case in an amount not to exceed the aggregate proceeds received by the Selling Member and the Tag-along Member in connection with the Tag-along Sale.

(g)            Cooperation. The Tag-along Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member, but subject to Section 9.06(f)(ii).

(h)            Expenses. The fees and expenses of the Selling Member incurred in connection with a Tag-along Sale and for the benefit of the Tag-along Member (it being understood that costs incurred by or on behalf of a Selling Member for its sole benefit will not be considered to be for the benefit of the Tag-along Member), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by the Selling Member and all the participating Tag-along Member on a pro rata basis, based on the consideration received by each such Member; provided, that the Tag-along Member shall not be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

(i)             Consummation of Sale. The Selling Member shall have thirty (30) calendar days following the expiration of the Tag-along Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Member than those set forth in the Tag-along Notice; provided, however, that deadlines for closing such a Tag-along Sale made pursuant to Section 9.05 will be made in accordance with Section 9.05(c)(i). If at the end of such period the Selling Member has not completed the Tag-along Sale, the Selling Member may not then effect a Transfer that is subject to this Section 9.06 without again fully complying with the provisions of this Section 9.06.

(j)             Transfers in Violation of the Tag-along Right. If the Selling Member sells or otherwise Transfers to the Proposed Transferee any of its Units in breach of this Section 9.06, then the Tag-along Member shall have the right to sell to the Selling Member, and the Selling Member undertakes to purchase from the Tag-along Member, the amount of Units that such Tag-along Member would have had the right to sell to the Proposed Transferee pursuant to this Section 9.06, for a price and upon the terms and conditions on which the Proposed Transferee bought such Units from the Selling Member, but without indemnity being granted by any Tag-along Member to the Selling Member; provided, that nothing contained in this Section 9.06(j) shall preclude any Member from seeking alternative remedies against such Selling Member as a result of its breach of this Section 9.06; and provided, further, that the Tag-along Member’s Units Transferred pursuant to this Section 9.06(j) in connection with a Transfer pursuant to Section 9.05 will be limited to the extent necessary to allow the BTOG Member to sell any Units required to cause the BTOG Ownership Government Determination to be reversed. The Selling Member shall also reimburse each Tag-along Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Member’s rights under this Section 9.06(j).

ARTICLE X
Indemnification

Section 10.01        Indemnification.

(a)            To the fullest extent permitted under the Delaware Act, any Covered Person (as defined in section (c) below) shall be entitled to indemnification and reimbursement of reasonable expenses from the Company for and against any loss, damage, claim, or expense (including reasonable attorneys’ fees) (collectively, “Losses”) whatsoever incurred by the Covered Person relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence) performed or omitted by any Covered Person on behalf of the Company; provided, however, that (i) any indemnity under this Section 10.01 shall be provided out of and to the extent of the Company assets only, and neither any Member or any other Person shall have any personal liability to contribute to such indemnity by the Company; (ii) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iii) such Covered Person’s conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction.

(b)            Upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amounts if it is finally judicially determined that the Covered Person is not entitled to indemnification under this Section 10.01, the Company shall advance, to the extent reasonably required, each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 10.01.

(c)            For purposes of this Section 10.01, “Covered Person” means (i) each Member; (ii) each Manager and Officer of the Company; and (iii) each officer, director, shareholder, partner, manager, member, Affiliate, employee, agent, or representative of each Member and of each Manager.

Section 10.02        Survival. The provisions of this ARTICLE X shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE XI
Accounting; Tax Matters; Information Rights

Section 11.01        Financial Statements. The Company shall furnish to each Member the following reports upon request:

(a)            Annual Financial Statements. As soon as available and no less than 90 days after the end of each Fiscal Year, audited consolidated balance sheets of the Company as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Manager, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby.

(b)            Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

Section 11.02        Inspection Rights. Upon reasonable notice from a Member, the Company shall afford the Member reasonable access during normal business hours to the properties and corporate, financial, and similar records, reports, and documents of the Company, and shall permit the Member to examine any such documents and make copies thereof.

Section 11.03        Income Tax Status. It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S., federal, state and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

Section 11.04        Tax Matters Representative.

(a)            Appointment; Removal. The Members hereby appoint the Manager as the “partnership representative” as provided in Section 6223(a) of the Code (the “Tax Matters Representative”). The Tax Matters Representative can be removed at any time by a vote of Members holding 80% of the outstanding Units, voting together as a single class, and shall resign if it is no longer a Member. In the event of the resignation or removal of the Tax Matters Representative, the holders of a majority of the outstanding Units, voting together as a single class, shall appoint a new Tax Matters Representative.

(b)            Tax Examinations and Audits. The Tax Matters Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Representative shall have sole authority to act on behalf of the Company in any such examinations and any resulting administrative or judicial proceedings, and shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. The Tax Matters Representative shall promptly notify the Members in writing of the commencement of any tax audit, upon receipt of a tax assessment or upon the receipt of a notice of final partnership adjustment, and shall keep the Members reasonably informed of the status of any tax audit and resulting administrative and judicial proceedings.

(c)            US Federal Tax Proceedings. To the extent permitted by applicable law and regulations, the Tax Matters Representative shall cause the Company to annually elect out of the partnership audit procedures set forth in Subchapter C of Chapter 63 of the Code as amended by the BBA (the “Revised Partnership Audit Rules”) pursuant to Code Section 6221(b). For any year in which applicable law and regulations do not permit the Company to elect out of the Revised Partnership Audit Rules, then within forty-five (45) days of any notice of final partnership adjustment, the Tax Matters Representative shall cause the Company to elect the alternative procedure under Code Section 6226, and furnish to the Internal Revenue Service and each Member (including former Members) during the year or years to which the notice of final partnership adjustment relates a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment.

(d)            Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and taxes imposed pursuant to Code Section 6226) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.04(b).

(e)            Section 754 Election. The Tax Matters Representative will make an election under Code Section 754 if requested in writing by another Member.

(f)             Indemnification. The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained as a result of any act or decision concerning Company tax matters and within the scope of the Tax Matters Representative’s responsibilities, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct.

(g)            Survival. The provisions of this Section 11.04 and the obligations of a Member or former Member pursuant to Section 11.04 shall survive the termination, dissolution, liquidation, and winding up of the Company and the withdrawal of such Member from the Company or Transfer of such Member’s Units.

Section 11.05        Tax Returns. At the expense of the Company, the Manager (or any Officer that the Manager may designate pursuant to Section 8.03(c)) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. As soon as reasonably possible after the end of each Fiscal Year, the Manager or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 11.06        Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Manager, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Manager. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Manager may designate.

Section 11.07        Budgets. Not later than thirty (30) days prior to the commencement of each Fiscal quarter, the Manager shall provide to the Members a quarterly operating budget (the “Budget”) for the Company in detail, for the upcoming Fiscal quarter, including without limitation, capital and operating expense budgets, cash flow projections, and profit and loss projections, Manager’s fees and personnel fees including discretionary bonuses, all itemized in reasonable detail.

ARTICLE XII
Dissolution and Liquidation

Section 12.01        Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)            An election to dissolve the Company made by holders of at least 80% of the outstanding Units voting together as a single class;

(b)            The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(c)            The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

Section 12.02        Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 12.03 and the Certificate of Formation shall have been cancelled as provided in Section 12.04.

Section 12.03        Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)            Liquidator. The Manager, or another Person selected by the Manager, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)            Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)            Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)            first, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)           second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii)          third, to the Members in proportion to their positive Capital Account balances.

Section 12.04        Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE XIII
Miscellaneous

Section 13.01        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.01):

If to the Company:	C/o BIT Origin Ltd. 27F, Samsung Hub 3 Church Street, Singapore Telephone: (347) 556-4747 Attention: Chief Executive Officer Email: ir@bitorigin.io

with a copy to:	Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: (212) 588-0022 Attention: Mengji “Jason” Ye Email: jye@orllp.legal

If to a Member or Manager, to such Member’s or Manager’s respective mailing address as set forth on the Members Schedule or Managers Schedule, as applicable.

Section 13.02        Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 13.03        Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 13.04        Entire Agreement. This Agreement, together with the Certificate of Formation and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 13.05        Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by any Member except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

Section 13.06        No Third-Party Beneficiaries. Except as provided in ARTICLE X, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 13.07        Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and the Members holding at least 80% of the outstanding Units, voting together as a single class. Any such written amendment or modification will be binding upon the Company and each Member. Notwithstanding the foregoing, amendments to the Members Schedule and the Managers Schedule may be made by the Manager in accordance with Section 3.01 and Section 8.02(c).

Section 13.08        Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 13.08 shall diminish any waivers otherwise described in this Agreement.

Section 13.09        Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 13.10        Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, shall be brought in United States District Court for the District of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding.

Section 13.11        Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 13.12        Remedies Cumulative. In the event of any actual or prospective breach or default by any party, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance, awarded by a court of competent jurisdiction (without being required to post a bond or other security or to establish any actual damages). In this regard, the parties acknowledge and agree that they will be irreparably damaged in the event this Agreement is not specifically enforced, since (among other things) the Units are not readily marketable. All remedies hereunder are cumulative and not exclusive, may be exercised concurrently, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including recovery of damages. In addition, the parties hereby waive and renounce any defense to such equitable relief that an adequate remedy at law may exist.

Section 13.13        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 13.14        Spousal Consent. Each Member who has a Spouse on the date of this Agreement shall cause such Member’s Spouse to execute and deliver to the Company a spousal consent in the form of Exhibit B hereto (a “Spousal Consent”), pursuant to which the Spouse acknowledges that they have read and understood the Agreement and agree to be bound by its terms and conditions. If any Member should marry or engage in a Marital Relationship following the date of this Agreement, such Member shall cause their Spouse to execute and deliver to the LLC a Spousal Consent within 30 days thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company: Sonic Aupsice DC LLC C/o BIT Origin Ltd. 27F, Samsung Hub 3 Church Street, Singapore Telephone: (347) 556-4747 Attention: Chief Executive Officer Email: ir@bitorigin.io

By:
Name:
Title:

Member BIT ORIGIN LTD. 27F, Samsung Hub 3 Church Street, Singapore Telephone: (347) 556-4747 Attention: Chief Executive Officer Email: ir@bitorigin.io

By:
Name:
Title:

Member [ ] [ ] Attention: [ ] E-Mail: [ ]

By:
Name:
Title:

Member [ ] [ ] Attention: [ ] E-Mail: [ ]

By:
Name:
Title:

Exhibit A

FORM OF JOINDER AGREEMENT

1.            Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement of Sonic Auspice DC LLC, dated December 8, 2023 as amended from time to time (the “LLC Agreement”), by and among the Members listed on the Members Schedule therein. Pursuant to and in accordance with Section 5.01 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

2.            Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [DATE].

[NEW MEMBER]

By:
Name:
Title:

Exhibit b

FORM OF SPOUSAL CONSENT

I, _______________, spouse of _______________, acknowledge that I have read the Second Amended and Restated Limited Liability Company Agreement of Sonic Auspice DC LLC (the “Company”), dated December 8, 2023 as amended from time to time (the “LLC Agreement”), by and among the Members listed on the Members Schedule therein, to which this Consent is attached as Exhibit A (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of Units (as defined in the Agreement) of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any Units of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Units or voting or other obligations as set forth in the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.

This Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent.

Dated as of __________

Signature

Print Name

[STATE OF___________________)

ss.:

COUNTY OF    ______________________)

On the __________day of ___________________, ____, before me personally came ________________________________, to me known and known to me to be the person described in and who executed the foregoing instrument, and he/she acknowledged to me that he/she executed the same.

My term expires:

Notary Public]